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                                  Exhibit 99.2

                          STRATEGIC ALLIANCE AGREEMENT

         THIS STRATEGIC ALLIANCE AGREEMENT (the "Agreement") is made and entered into as of this 15 day of July, 2003, by and between Limelight Media Group, Inc (hereinafter "LMG") and IGATE Corp. dba Bluepoint Technologies (hereinafter "Bluepoint").

ARTICLE I
GENERAL PROVISIONS

         1.01 Business Purpose. The business of the Strategic Alliance Agreement shall be as follows:

         The alliance is intended to provide a platform for the two parties to cross market respective products and services. The focus is that each party, by utilizing the strengths and business model of the other, shall be able to increase its market share in the industry.

         1.02 Term of the Agreement. This Strategic Alliance Agreement shall commence on the date first above written and shall continue in existence until terminated, liquidated, or dissolved by law or as hereinafter provided.

ARTICLE II
GENERAL DEFINITIONS

         The following comprises the general definitions of terms utilized in this Agreement:

         2.01 Affiliate. An Affiliate of an entity is a person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control of such entity. For example, any individual or entity that is employed or contracted with by a party of this Agreement that is controlled by a party of this Agreement.




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ARTICLE III
OBLIGATIONS OF THE PARTIES OF THIS STRATEGIC ALLIANCE AGREEMENT

         Each party is responsible for all operations and decisions of their respective companies and shall not have direct influence or control over the decision processes of the other party.

         Each party has specific duties to this Agreement as defined below:

Limelight Media Group:

         1. Provide ASP services to any customer of Bluepoint requesting such. This will include the development of a managed network, broadband installations, equipment installations, network management, content management and marketing services. Bluepoint will dictate whether the ASP service will be handled under the Bluepoint Services (a newly created division of Bluepoint Technologies) name or transfer the service to LMG.

         2. LMG will provide marketing services to generate revenue from advertising sales to customers that require such assistance.

         3. LMG shall handle billing and collections on any services it directly handles and not handled through Bluepoint.

         4. LMG will develop content for customers on best of nation terms.

         5. LMG will establish a network operation center at its home office in Memphis TN which will also be marketed as the Tennessee office of Bluepoint Services. The direct number is 901-757-6476. A toll free number using "BLUE" as an acronym will be sought. This number shall be answered as Bluepoint Services.

         6. LMG will use Bluepoint content management software for all applications and customers such as Digital Signage and Kiosk Applications.


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         7.       LMG will list  Bluepoint as a business  partner on its website in development.

         8. LMG retains first right of refusal to counter any offer by third parties to acquire Bluepoint Technologies within 3 business days of receipt of a verified legitimate offer by a third party. This first right of refusal shall succeed this agreement for 1 year after any termination under paragraph 9.01(d) below.

         9.       Accounting for transactions related to this agreement.

     Bluepoint Technologies:

         1.       Bluepoint shall establish and market Bluepoint Services.

         2. Bluepoint will market the Tennessee offices of LMG as the office of Bluepoint Services.

         3.       Bluepoint   Services   include  managed   network,   broadband
                  installations,    equipment    installations,    and   network
                  management.

         4. Bluepoint Services shall coordinate service calls and hardware sales on any inquiry not needing LMG marketing services.

         5.       Bluepoint  Services  shall  be  responsible  for  billing  and
                  collecting   on  funds  for  such   services  and  the  proper
                  accounting thereof.

         6. Bluepoint shall produce the co-branded version of Bluepoint software for LMG to be used only by LMG.

         7.       Bluepoint  will list LMG has one its business  partners on its
                  website  under  the  Bluepoint   Services  and   Entertainment
                  Sections.

ARTICLE IV
ALLOCATIONS

         4.01 Profits. Commencing on the date hereof and ending on the termination of the business of the Strategic Alliance Agreement, all profits and other allocations shall be allocated as follows at the conclusion of each fiscal month:

                  Limelight Media Group                           75%

                  Bluepoint Technologies                          25%

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ARTICLE V
RIGHTS AND DUTIES OF THE STRATEGIC ALLIANCE AGREEMENT

         5.01 Business of the Strategic Alliance Agreement. Collectively, Bluepoint Technologies and David V. Lott, Limelight Media Group shall have full, exclusive and complete authority and discretion in the management and control of tbusiness of the Strategic Alliance Agreement for the purposes herein stated and shall make all decisions affecting the business of the Strategic Alliance Agreement. At such, any action taken shall constitute the act of, and serve to bind, the Strategic Alliance Agreement.

ARTICLE VI
AGREEMENTS WITH THIRD PARTIES AND WITH AFFILIATES OF THE STRATEGIC ALLIANCE AGREEMENTERS

         6.01 Validity of Transactions. Affiliates of the parties to this Agreement may be engaged to perform services for the Strategic Alliance Agreement. The validity of any transaction, agreement or payment involving the Strategic Alliance Agreement and any Affiliates of the parties to this Agreement otherwise permitted by the terms of this Agreement shall not be affected by reason of the relationship between them and such Affiliates or the approval of said transactions, agreement or payment.

         6.02 Other Business of the Parties to this Agreement. The parties to this Agreement and their respective Affiliates may have interests in businesses other than the Strategic Alliance Agreement business. The Strategic Alliance Agreement shall not have the right to the income or proceeds derived from such other business interests and, even if they are competitive with the Partnership business, such business interests shall not be deemed wrongful or improper.

ARTICLE VII
PAYMENT OF EXPENSES


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         All expenses of the Strategic Alliance Agreement borne by each party in the performance of its duties shall be paid by that party without obligation to the other party.

ARTICLE VIII
INDEMNIFICATION OF THE STRATEGIC ALLIANCE AGREEMENTRS

         The parties to this Agreement shall have no liability to the other for any loss suffered which arises out of any action or inaction if, in good faith, it is determined that such course of conduct was in the best interests of the Strategic Alliance Agreement and such course of conduct did not constitute negligence or misconduct. The parties to this Agreement shall each be indemnified by the other against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Strategic Alliance Agreement.

ARTICLE IX
DISSOLUTION

         9.01 Events of the Strategic Alliance Agreementers. The Strategic Alliance Agreement shall be dissolved upon the happening of any of the following events:

         (a) The adjudication of bankruptcy,  filing of a petition pursuant to a
         Chapter  of  the  Federal  Bankruptcy  Act,   withdrawal,   removal  or
         insolvency of either of the parties.

         (b) The sale or other disposition, not including an exchange of all, or substantially all, of the Strategic Alliance Agreement assets.

         (c) Mutual agreement of the parties.


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         (d) Each party reserves the right to dissolve the agreement with 90 day legal notice issued to other party stating reason's for termination, for example if the parties mutually agree that this agreement is not performing as intended.

ARTICLE X
MISCELLANEOUS PROVISIONS

         10.01 Books and Records. Each party of the Strategic Alliance Agreement shall keep adequate books and records at its place of business, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Strategic Alliance Agreement.

         10.02 Validity. In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

         10.03 Integrated Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions or warranties among the parties other than those set forth herein provided for.

         10.04 Headings. The headings, titles and subtitles used in this Agreement are for ease of reference only and shall not control or affect the meaning or construction of any provision hereof.

         10.05 Notices. Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the parties at their respective addresses set forth in this Agreement or at such other addresses as may be subsequently specified by written notice.


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         10.06  Applicable Law and Venue.  This Agreement shall be construed and enforced under the laws of the State of Nevada.

         10.07 Other Instruments. The parties hereto covenant and agree that they will execute each such other and further instruments and documents as are or may become reasonably necessary or convenient to effectuate and carry out the purposes of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

On behalf of:
---------------------------               ---------------------------

By: _______________________               By: _______________________

Its: ______________________               Its: ______________________